Exhibit 10.8

Brownestone

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the 23rd day of August, 2004 (the “Effective Date”) by and among KDCA Partnership, a Maryland general partnership (“KDCA”), MAVAS LLC, a Georgia limited liability company (“MAVAS”), and MHI Hospitality LP, a Delaware limited partnership (the “Acquiror”).

RECITALS

A. Brownestone Partners LLC (the “Company”) is the owner of certain real property consisting of approximately 3.8 acres of land located in Raleigh, North Carolina, and the hotel improvements located thereon consisting of a 188 room hotel trading as Holiday Inn Brownestone and an adjacent 18 unit apartment building, together with all furniture, fixtures, equipment, durable goods and inventory therein (the “Hotel”), as well as a land lease relating to certain real property that serves as a parking lot adjacent to the Hotel (the “Property”); and

B. MAVAS and KDCA (collectively, the “Contributors”) are the record and beneficial owners of 100% of the ownership interests of the Company (the “Assets”). The Contributors desire to contribute their ownership interest in the Company to the Acquiror for partnership interests in Acquiror following the payment of cash distributions to the Contributors by the Company in the amounts specified herein (the “Distributions”); and

C. The Acquiror will be the operating partnership of a Maryland corporation to be formed which will seek to qualify as a real estate investment trust for Federal income tax purposes (the “REIT”) and will seek to complete an underwritten public offering of shares of its common stock (the “IPO”). The Contributors intend to contribute the Assets to the Acquiror in connection with the closing of the IPO and immediately following payment of the Distributions.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

THE CONTRIBUTION

1.1 Contribution.

(a) KDCA agrees to contribute and transfer all of the membership interests in the Company owned by it (the “KDCA Assets”) to the Acquiror, and the Acquiror agrees to accept transfer of the KDCA Assets pursuant to the terms and conditions set forth in this Agreement. The KDCA Assets shall be transferred to the Acquiror free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims, and other matters affecting title thereto.

(b) MAVAS agrees to contribute and transfer all of the membership interests in the Company owned by it (the “MAVAS Assets”) to the Acquiror, and the Acquiror agrees to accept the transfer of the MAVAS Assets pursuant to the terms and conditions set forth in this Agreement. The MAVAS Assets shall be transferred to the Acquiror free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims or other matters affecting title thereto.

1.2 Consideration for Assets.

(a) Consideration for KDCA Assets. In exchange for the contribution and transfer by KDCA of the KDCA Assets to the Acquiror, the Acquiror agrees, subject to the terms of this Agreement, to issue to KDCA 160,593 units of limited partnership interests in the Acquiror (the “KDCA Units”). In addition, immediately prior to the Closing, KDCA and MAVAS will cause the Company to make a cash distribution to KDCA in an amount equal to $1,000,000; provided that in the event the Closing has not occurred by October 31, 2004, such amount shall be increased by an amount equal to the interest on that certain loan obligation of KDCA owed to Darby Bank accrued from November 1 through to and including the Closing Date (as defined below) (the “KDCA Distribution”). Such distribution shall be funded by the proceeds of a loan to be incurred by the Aquiror which loan will be subject to the Guarantees (as hereinafter defined).

(b) Consideration for MAVAS Assets. In consideration of the contribution and transfer by MAVAS of the MAVAS Assets to the Acquiror, the Acquiror agrees, subject to the terms of this Agreement, to issue to MAVAS 100 units of limited partnership interests in the Acquiror (the “MAVAS Units” and together with the KDCA Units, the “Units”). In addition, immediately prior to the Closing, KDCA and MAVAS will cause the Company to make a cash distribution to MAVAS in an amount equal to $2,000,000; provided that in the event the Closing has not occurred by October 31, 2004, such amounts shall be increased by an amount equal to the interest on that certain loan obligation of MAVAS owed to Darby Bank accrued from November 1 through to and including the Closing Date (the “MAVAS Distribution”). Such distribution shall be funded by the proceeds of a loan to be incurred by the Aquiror which loan will be subject to the Guarantees.

1.3 Payment of Consideration. On the Closing Date, the Acquiror shall:

(a) issue to KDCA certificates reflecting the KDCA Units.

(b) issue to MAVAS certificates reflecting the MAVAS Units.

Certificates representing the Units shall bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) that the Acquiror’s agreement of limited partnership (the “Partnership Agreement”) will restrict the transfer of the Units. Immediately upon receipt of the Units, KDCA and MAVAS shall accede to the Partnership Agreement as limited partners of the Acquiror. KDCA and MAVAS each acknowledges and agrees that once Closing occurs, it shall no longer be a member of the Company, shall no longer be entitled to receive any distributions from the Company, and shall have no further right, title or interest in the Company.

1.4 Adjustment. The term “Purchased Working Capital” shall mean the agreed upon sum of fifty thousand dollars ($50,000), which amount represents the Company’s good faith estimate of the Company’s current assets shown on the Hotel balance sheet (exclusive of any FF&E Reserves) less the Company’s current liabilities shown on the Hotel balance sheet at the close of business on the Closing Date. MAVAS and KDCA shall be permitted an opportunity to review the books and records of the Company prior to the Closing Date (and for sixty (60) days thereafter) to verify the calculation of Purchased Working Capital and all other working capital as of the Closing Date. Within such sixty (60) day period, the parties hereto agree to calculate actual working capital as of the Closing Date (including any amounts in any escrow or reserve accounts as of the Closing Date). In the event that actual working capital at Closing is more or less than the Purchased Working Capital, then MAVAS and KDCA shall each pay to the Acquiror 50% of the amount by which actual working capital as of the Closing Date is less than the Purchased Working Capital, and the Acquiror will pay to each of MAVAS and KDCA 50% of the amount by which actual working capital as of the Closing Date exceeds the Purchased Working Capital. MAVAS and KDCA (by its execution hereof) each hereby acknowledges and agrees any such adjustments shall be paid in cash to the party entitled thereto, and such adjustments shall be deemed final. Payment, if any, shall be made within 15 days of calculating working capital as of the Closing Date.

1.5 Deposit. Within five (5) business days after the full execution of this Agreement, the Acquiror shall pay to each of MAVAS and KDCA the sum of $10.00 (the “Deposit”) as consideration for such party entering into this Agreement. The Deposit shall be deemed earned and non-refundable immediately upon payment of the Deposit (except if the Contributor defaults hereunder, in which event the Deposit shall be promptly refunded to the Acquiror).

1.6 Redemption Rights for Units. The Units shall be redeemable at the option of the holders of such Units and in accordance with, but subject to the restrictions contained in, the Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

1.7 Tax Consequences to Contributors. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as “sell,” “sale,” purchase,” and “pay,” the parties hereto acknowledge and agree that it is their intent that the contribution transaction contemplated hereby with respect to the Assets shall be treated for federal income tax purposes pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”), as the contribution of the Assets by the Contributors to the Acquiror, in exchange for the Units, the Deposit and any payments made by Acquiror pursuant to Section 1.2 or Section 4.4, and not as a transaction in which the Contributors are acting other than in their capacity as prospective partners in the Acquiror.

1.8. Bottom-Dollar Guarantee. In conjunction with the contributions contemplated by this Article I, KDCA and MAVAS will each execute and deliver the Bottom-Dollar Guarantees in the form attached as Exhibit 1.8. (the “Guarantees”).

ARTICLE II

REPRESENTATIONS AND COVENANTS

2.1 Representations by Acquiror. The Acquiror hereby represents and warrants unto each Contributor that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

(a) Organization and Power. The Acquiror is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the Acquiror of its obligations hereunder have been duly authorized by all requisite action of the Acquiror and require no further action or approval of the Acquiror’s partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquiror. This Agreement constitutes the legal, valid and binding obligation of Acquiror and is enforceable in accordance with its terms.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquiror has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquiror.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquiror in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of the Acquiror, (iii) could materially and adversely affect the ability of the Acquiror to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

(d) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”). The Contributors shall be admitted as limited partners of the Acquiror as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis.

(e) Consents. Except as may otherwise be set forth in Schedule 3.1(e) hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquiror has been obtained or will be obtained on or before the Closing Date.

(f) Brokerage Commission. The Acquiror has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Acquiror. The Acquiror hereby agrees to indemnify and hold the Contributors and their employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

2.2 Representations by Contributors. Each Contributor (except as otherwise indicated herein) hereby represents and warrants unto the Acquiror, jointly and severally, that each and every one of the following statements is true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date.

(a) Organization and Power. Each of the Contributor and the Company is duly organized, validly existing, and in good standing under the laws of the state of its organization. The Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor’s members or managers or directors or shareholders or partners, as the case may be, or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Contributor. This Agreement constitutes the legal, valid and binding obligation of Contributors and is enforceable in accordance with its terms.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the Contributor’s organizational documents, or any regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor or to the Assets.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Contributor, the Company or Hotel in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position, or results of operations of the Company or Hotel, (C) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (D) could create a lien on the Assets, any part thereof, or any interest therein, or (E) could adversely affect the Assets, any part thereof, or any interest therein.

(d) Good Title. The Contributor is the sole owner of the ownership interests specified in Schedule 1 (the “Contributor’s Assets”), the Contributor has good title to the Contributor’s Assets, the Contributor’s Assets are free and clear of all liens, encumbrances, pledges, voting agreements, and security interests whatsoever, and the Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Contributor’s Assets nor are there any agreements or understandings between Contributor and any other person or entity with respect to the disposition of the Contributor’s Assets, and Contributor has full power and authority to convey the Contributor’s Assets free and clear of any liens, claims and encumbrances and upon delivery of the Assignment attached hereto in the form of Exhibit A to Acquiror and Acquiror will acquire good title thereto, free and clear of any liens, claims and encumbrances. The Company owns the Hotel and the Property beneficially and of record free and clear of any liens, claims, encumbrances, mortgages, security interests, deed of trust, easements, purchase rights or any other right of any nature of any third party except as set forth on Schedule 2.2(d).

(e) No Consents. Except as may otherwise be set forth in Section 3.1(d) hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Contributor has been obtained or will be obtained on or before the Closing Date.

(f) Operation of Assets. Between the date hereof and the Closing Date, the Contributor will take such action as may be necessary to cause the Company to (A) operate its business only in the usual, regular, and ordinary manner consistent with such entity’s prior practice and (B) maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years. Except as otherwise permitted hereby, from the date hereof until the Closing Date, the Contributor shall not take any action or fail to take any action the result of which would (1) have a material adverse effect on the Assets, the Contributor’s Assets, the Property, the Hotel or the Acquiror’s ability to continue the operation thereof after the Closing Date in substantially the same manner as presently conducted or (2) would cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.

(g) Operating Agreement. The Limited Liability Company Agreement of the Company (the “Operating Agreement”) is in force and effect as of the date hereof, and has not been modified or amended. The Contributor has performed all of its obligations under the Operating Agreement.

(h) Securities Law Matters. (A) In acquiring the Units and engaging in this transaction, neither Contributor nor any partner thereof is relying upon any representations made to it by the Acquiror, or any of its partners, officers, employees, or agents that are not contained herein. Contributor is aware of the risks involved in investing in the Units and in the shares of common stock (“Common Stock”) of the REIT, issuable upon redemption of such Units. Contributor has had an opportunity to ask questions of, and to receive answers from, the Acquiror or a person or persons authorized to act on its behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of the Acquiror and the REIT. Contributor confirms that all documents, records, and information pertaining to its investment in the Acquiror that have been requested by it, including a complete copy of the form of the Partnership Agreement, have been made available or delivered to it prior to the date hereof. Contributor represents and warrants that it has reviewed and approved the form of the Partnership Agreement attached hereto as Exhibit B.

(B) Contributor and each partner thereof understands that neither the Units nor the shares of Common Stock issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to Contributor are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that, at or following Closing, Contributor may distribute the Units to its partners that (1) have represented and warranted to the Acquiror in writing that, as of the time of such distribution, such partner is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act, and (2) have executed the Partnership Agreement as limited partners. Contributor understands that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold by Contributor without registration under such laws or the availability of an exemption from such registration and that the Partnership Agreement will restrict transfer of the Units.

(i) Accredited Investor. Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act.

(j) Tax Matters. (A) The Company has filed within the time and in the manner prescribed by law all material federal, state, and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property, and other tax returns and reports, required to be filed by the Company under the laws of the United States and of each state or other jurisdiction in which the Company conducts business activities requiring the filing of tax returns or reports. All tax returns and reports filed by the Company are true and correct in all material respects. The Company has paid in full all taxes of whatever kind or nature for the periods covered by such returns. The Company has not been delinquent in the payment of any tax, assessment, or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed, threatened, or proposed against it. The charges, accruals, and reserves for unpaid taxes on the books and records of the Company as of the Closing Date are sufficient in all respects for the payment of all unpaid federal, state, and local taxes of the Company accrued for or applicable to all periods ended on or before the Closing Date. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against the Company or any of its assets. The federal, state, and local tax returns of the Company have not been audited, nor has the Company received any notice of any federal, state, or local audit.

(B) Each Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Contributor’s Assets to the Acquiror and the receipt of Units as consideration therefor, (ii) Contributor’s admission as a limited partner of the Acquiror, and (iii) any other transaction contemplated by this Agreement. Each Contributor further represents and warrants that it has not relied on the Acquiror or the Acquiror’s representatives or counsel for such tax advice.

(k) Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to the Contributor or Company. As used herein, “Act of Bankruptcy” shall mean if a party hereto or any partners thereof shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any entity action for the purpose of effecting any of the foregoing.

(l) Brokerage Commission. The Contributor has not engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributor. The Contributor hereby agrees to indemnify and hold the Acquiror and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

(m) Liabilities, Indebtedness. Except as set forth in Schedule 2.2(a), the Company has not incurred any indebtedness related to the Hotel or the Property except in each instance for trade payables and other customary and ordinary expenses in the normal course of business that will be paid and discharged in full by the Company on or prior to the Closing.

(n) Leases. Schedule 2.2(o) attached hereto is a true, correct and complete schedule of all ground leases, restaurant leases, subleases and other rights of occupancy in effect with respect to the Hotel and the Property (collectively, the “Leases”). Except as set forth on Schedule 2.2(o), there are no other leases, subleases, tenancies or other rights of occupancy in effect with respect to the Hotel or the Property. True, correct and complete copies of the Leases, together with all amendments and supplements thereto and all other documents and correspondence relating thereto, have been delivered or made available to Acquiror. Except as set forth on Schedule 2.2(o), all such Leases are valid and enforceable and presently in full force and effect, and none of the Leases have been assigned and all brokerage commissions, if any, payable under any of the Leases have been paid or will be paid by the Company prior to Closing. To the best knowledge of Contributor, no party to any Lease is in default under such Lease, and Contributor does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under such Leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise or on the earnings, business affairs or business prospects of the Company. No tenant under any of the Leases has an option or right of first refusal to purchase the premises demised under such Lease. The consummation of the transactions contemplated by this Agreement will not give rise to any breach, default or event of default under any of the Leases. None of the Leases requires the consent or approval of any party in connection with the transactions contemplated by this Agreement.

(o) Insurance. The Company currently maintains or causes to be maintained all of the public liability, casualty and other insurance coverage with respect to the Hotel as set forth on Schedule 2.2(p) attached hereto. All such insurance coverage shall be maintained in full force and effect through the Closing and all premiums due and payable thereunder have been, and shall be, fully paid when due.

(p) Personal Property. All equipment, fixtures and personal property located at the Hotel shall remain and not be removed prior to the IPO Closing, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business.

(q) Environmental Conditions.

(A) As of the date of this Agreement and as of the Closing, and except as set forth in the environmental reports and materials previously delivered to Acquiror which are listed on Schedule 2.2(r) attached hereto (collectively, “Environmental Reports”), to the best of the Contributors’ knowledge, information and belief, the Property (which for purposes of this Section 2.2(r) shall include all leased and vacant space, land surface water, groundwater and any and all improvements located on, in or under the Property) is now and will be at the Closing free of all contamination which exists as or has arisen from, directly or indirectly:

(1) any “hazardous waste,” “underground storage tanks,” “petroleum,” “regulated substance,” or “used oil” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901, et seq.), as amended (“RCRA”), or by any regulations promulgated thereunder;

(2) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), as amended (“CERCLA”), or by any regulations promulgated thereunder (including without limitation asbestos, radon, mold and lead-based paint);

(3) any “oil” or other “hazardous substance” as defined by the Oil and Hazardous Substance Control Act of 1976, as amended, or by and regulations promulgated thereunder;

(4) any substance the presence of which on, in or under the Property is prohibited or regulated by any federal, state or local environmental law (an “Environmental Law”); and

(5) any other hazardous materials as to which remedial action is required under applicable Environmental Laws (together with substances described in subsections (a) – (d), “Hazardous Materials”).

(B) To the best of the Contributors’ knowledge, information and belief, as of the date of this Agreement and as of the Closing, and except as set forth in the Environmental Reports:

(1) the Property is now and will be at the Closing free from asbestos and any asbestos containing materials (including without limitation the presence of any asbestos in the insulation or other materials used comprising any part of the improvements), mold, radon and lead-based paint that would have a material adverse effect on the Property;

(2) to the best of the Contributors’ knowledge, information and belief, the Company has not placed, located, sited or buried any underground storage tanks at the Property and to the knowledge of Contributor, no underground storage tanks are located on, at or under the Property;

(3) to the best of the Contributors’ knowledge, information and belief, the Property does not appear on any state or federal CERCLA, RCRA, Superfund or other similar lists and, to the knowledge of Contributor, the Property is not proposed to be included on any such list;

(4) to the best of the Contributors’ knowledge, information and belief, the Company has never used any part of the Property as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in RCRA and no part of the Property has ever been used as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in RCRA;

(5) to the best of the Contributors’ knowledge, information and belief, no notice of violation or other written communication has been received by the Company or any predecessor in title from a governmental agency or other entity or person, alleging or suggesting any violation of any Environmental Law on or with respect to the Property;

(6) to the best of the Contributors’ knowledge, information and belief, neither the Company nor any of such Company’s agents, licensees or invitees have placed or permitted the placement of any Hazardous Materials in, on, under or over the Property in violation of any Environmental Law;

(7) to the best of the Contributors’ knowledge, information and belief, no other party has placed any Hazardous Material in, on, under or over any of the Property in violation of any Environmental Law; and

(8) to the best of the Contributors’ knowledge, information and belief, the Property is not subject to any federal, state or local lien (including any “Superfund” lien), proceedings, claim, liability, or action, or the threat or likelihood thereof, relating to the clean-up, removal or remediation of any Hazardous Material from the Property and the Company has not received any request or information from the United States Environmental Protection Agency or any other public, governmental or quasi-governmental agency or authority with jurisdiction over any Environmental Law.

(r) Compliance With Laws. To the best of the Contributors’ knowledge, information and belief, the Company possesses such certificates, approvals, licenses, authorities or permits issued by the appropriate local, state or federal agencies or bodies necessary to conduct the business to be conducted by it, and the Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, approval, license, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Property. To the best of the Contributors’ knowledge, information and belief, the Company has not received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans With Disabilities Act (“ADA”) or any restrictive covenants or other easements, encumbrances or agreements, relating to the Property, which remains uncured. The Property has been constructed and is operated in accordance with all applicable laws, ordinances, rules and regulations. All approvals regarding zoning, land use, subdivision, environmental and building and construction laws, ordinances, rules and regulations have been obtained, and such approvals will not be invalidated by the consummation of the transactions contemplated by this Agreement; provided, however, the Property (including, all improvements) is substantially in compliance with the ADA.

(s) Condemnation and Moratoria. Except as set forth on Schedule 2.2(t), to the best of the Contributors’ knowledge, information and belief, there are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any portion of the Property; (ii) no pending or threatened moratoria on utility or public sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements, including without limitation tenant improvements, which affect or would affect any portion of the Property; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Property. No portion of the Property is a designated historic property or located within a designated historic area or district and there are no graveyards or burial grounds located within the Property.

(t) Condition of Improvements. To the best of the Contributors’ knowledge, information and belief, there is no material defect in the condition of (i) the Property, (ii) the improvements thereon, (iii) the roof, foundation, load-bearing walls or other structural elements thereof, or (iv) the mechanical, electrical, plumbing and, safety systems therein, nor any material damage from casualty or other cause, nor any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

(u) Absence of Certain Changes. To the best of the Contributors’ knowledge, information and belief, since December 31, 2003, except as set forth or referred to on Schedule 2.2(v), there has not been with respect to the Company:

(A) any material adverse change in the financial condition of the Company or such the Property;

(B) any change in the condition of the Property or the business or liabilities of the Company except normal and usual changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse;

(C) any damage, destruction or loss, whether or not covered by insurance, individually or in the aggregate, materially and adversely affecting the Property;

(D) any change in the accounting methods or practices with respect to such the Property or in depreciation or amortization policies theretofore used or adopted;

(E) any material liability with respect to the Property, contingent or otherwise, other than for operating expenses, obligations under any executory contracts disclosed on Schedule 2.2(x) hereof incurred for fair consideration and taxes accrued with respect to operations during such period, all incurred in the ordinary course of business; or

(F) any other material change in the business of the Company.

(v) ERISA. The Company Entity has no (i) labor agreement to which it is a party, or by which it is bound, including “employee pension benefit plans” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) employment, profit sharing, deferred compensation, bonus, pension, retainer, consulting, retirement, welfare or incentive plan, fund, program or contract to which it is a party, or by which it is bound; (iii) written or other formal personnel policies; or (iv) plan or agreement under which “fringe benefits” (including, but not limited to, vacation plans or programs, sick leave plans or programs, and related benefits) are afforded to its employees.

(w) No Contracts. No agreements, undertakings or contracts affecting the Property, written or oral, will be in existence as of the Closing, except as set forth on Schedule 2.2(x) attached hereto, and true and correct copies of such contracts have been delivered to Acquiror. With respect to any such contracts set forth on Schedule 2.2(x), each such contract is valid and binding on the Company and is in full force and effect in all material respects. To the knowledge of Contributor, no party to any such contract has breached or defaulted under the terms of such contract, except for such breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the business or operations of the Property.

(x) Disclosure. The representations and warranties contained in this Agreement (including Schedules and Exhibits) or in any information, statement, certificate or agreement furnished or to be furnished to Acquiror by Contributor in connection with the Closing pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

2.3 Satisfaction of Conditions. The Acquiror hereby covenants that the Acquiror shall use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in Section 3.2 hereof; and the Contributors shall not have any obligation to consummate the Closing hereunder unless and until all such conditions have been satisfied or waived by the Contributor in writing. Each Contributor hereby covenants that it shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(a), (b) and (c) hereof, and (B) cooperate and assist in the Acquiror’s efforts to satisfy the conditions set forth in subsection 3.1(e) hereof; and the Acquiror shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Acquiror in writing.

2.4 Contributor’s Indemnity. Each Contributor agrees to indemnify and hold the Acquiror, the REIT, and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) which the Acquiror or the REIT may suffer or incur by reason of any breach of its representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Assets in the operation of the Hotel prior to the Closing Date.

2.5 Acquiror’s Indemnity. The Acquiror agrees to indemnify and hold the Contributors and their employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) which the Contributors may suffer or incur by reason of any breach of its representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership or operation of the Assets or the operation of the Hotel subsequent to the Closing Date.

ARTICLE III

CONDITIONS PRECEDENT TO THE CLOSING

3.1 Conditions to Acquiror’s Obligations. In addition to any other conditions set forth in this Agreement, the Acquiror’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Acquiror’s obligations under this Agreement.

(a) Contributors’ Obligations. Each Contributor shall have performed all obligations of such Contributor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquiror, all of the documents and other information required of the Contributor pursuant to Section 4.2.

(b) Contributors’ Representations and Warranties. The representations and warranties of the Contributors set forth in Section 2.2 shall be true and correct as if made again on the Closing Date.

(c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

(d) No Material Adverse Change. Since the Effective Date, there shall have been no material adverse effect on, or a material adverse change in, the business, financial condition or operations of the Company or the Hotel as presently conducted.

(e) Third Party Consents. Receipt of written consent from the franchisor of the Hotel to the transfer of the license from the Company to an affiliate of the Acquiror to the extent required by applicable contractual provisions of the Franchise Agreement on terms and conditions that are acceptable to Acquiror in its sole discretion.

(f) Completion of IPO. The IPO shall have been completed.

(g) Distributions Paid. The Distributions shall have been paid to MAVAS and KDCA. Such Distributions shall be deemed to satisfy in full, and Contributors each agree that the distribution received by it shall satisfy in full, any and all loans and outstanding indebtedness and liabilities owed by the Company to each Contributor.

3.2 Conditions to Contributors’ Obligations. In addition to any other conditions set forth in this Agreement, the obligations of the Contributors to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to the Contributor’s obligations under this Agreement.

(a) Acquiror’s Obligations. The Acquiror shall have performed all obligations of the Acquiror hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquiror pursuant to Section 4.3.

(b) Acquiror’s Representations and Warranties. The Acquiror’s representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

(c) Completion of IPO. The IPO shall have been completed.

(d) Distributions. The Company shall have paid the Distributions to MAVAS and KDCA.

(e) Release of Guarantees. The cross guarantees of indebtedness owed by the Company to BB&T Bank made by MAVAS, Mark V. Smith, MHI Hotels Services LLC, Andrew Sims, Kim Sims and Chris Sims shall have been released.

ARTICLE IV

CLOSING AND CLOSING DOCUMENTS

4.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of the Acquiror in Greenbelt, Maryland, or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the “Closing Date”), or as otherwise set by agreement of the parties hereto. If at any time the REIT determines in good faith to abandon or discontinue its efforts to engage in an IPO, Acquiror shall so advise each Contributor in writing and thereupon all parties hereto will be relieved of all obligations under this Agreement.

4.2 Contributor’s Deliveries. At the Closing, each Contributor shall deliver the following to the Acquiror in addition to all other items required to be delivered to the Acquiror by the Contributor:

(a) Assignment of Assets. Each Contributor shall have executed and delivered an Assignment, in substantially the form of Exhibit A attached hereto, granting and conveying to the Acquiror good and indefeasible title to the Contributor’s Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

(b) Execution of Partnership Agreement. Signature pages of the Partnership Agreement (which Partnership Agreement shall be in substantially the form attached hereto as Exhibit B) duly executed by each Contributor, as limited partner.

(c) FIRPTA Certificate. An affidavit from each Contributor certifying pursuant to Section 1445 of the Code that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated there under).

(d) Execution of Tax Indemnity and Bottom Dollar Guarantee. Each Contributor shall have executed a tax indemnity and debt maintenance in the form of Exhibit 4.2 (the “Tax Indemnity”) and the attached Bottom Dollar Guarantee to reflect the allocation of indebtedness to each Contributor in an amount not to exceed such Contributor’s negative balance in the capital account maintained by the Company for such Contributor as of the Closing Date and after giving effect to the Distributions.

(e) Confirmation from Darby Bank. Confirmation from Darby Bank that the loan obligations of MAVAS and KDCA have been repaid and cross guarantees by MAVAS and KDCA have been released.

(f) Confirmation from Contributors. Confirmation from each of the Contributors that the advances and loans made to the Company by such Contributor have been fully satisfied by payment of the Distribution.

(g) Other Documents. Any other document or instrument reasonably requested by the Acquiror or required hereby.

4.3 Acquiror’s Deliveries. At the Closing, the Acquiror shall deliver the following to the Contributors:

(a) Certificates for Units. Certificates representing Units duly issued by the Acquiror in the name of the Contributor as of the Closing Date representing the Units to which each of KDCA and MAVAS are entitled pursuant to Section 1.2 of this Agreement.

(b) Executed Partnership Agreement. Signature pages of the Partnership Agreement (which Partnership Agreement shall be in substantially the form attached hereto as Exhibit B) duly executed by its general partner.

(c) Tax Indemnity. Acquiror shall have executed a Tax Indemnity with each of the Contributors.

(d) Confirmation from BB&T Bank. Confirmation from BB&T Bank that the indebtedness of the Company to such bank shall have been paid in full and/or the cross guarantees of MAVAS, Mark V. Smith, MHI Hotels Services LLC, Drew Sims, Kim Sims and Chris Sims shall have been released.

(e) Other Documents. Any other document or instrument reasonably requested by a Contributor or required hereby.

4.4 Fees and Expenses; Closing Costs. The Acquiror shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that each Contributor shall pay its own attorneys’ and consultants’ fees and expenses. In the event the transactions contemplated herein are not concluded because of a failure of the REIT to complete the IPO prior to March 31, 2005, the Company shall pay to Acquiror $100,000 which shall represent the Contributors’ pro rata share of costs incurred in connection with such transaction; each Contributor acknowledges and agrees, by executing this Agreement, that it will benefit from such an IPO and, as a consequence, the Company will bear a portion of its costs if such transaction is not completed.

4.5 Default Remedies. If the Closing fails to occur due to a default by the Acquiror, the Contributors shall retain the Deposit as such Contributor’s sole and exclusive remedy for such default, and the Contributor hereby waives any right it may have to damages (compensatory, consequential or otherwise) from the Acquiror as a result of such default. If a Contributor defaults in performing any of the Contributor’s obligations under this Agreement, the Acquiror shall have all rights and remedies available to it at law or in equity resulting from the Contributor’s default, including without limitation, the right to seek specific performance of this Agreement and the Contributor’s obligation to convey the Contributor’s Assets to the Acquiror hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

4.6 Power of Attorney. Each Contributor hereby irrevocably appoints Acquiror, Andrew M. Sims and William J. Zaiser, and each of them individually and any successor thereof (such persons or Acquiror or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-in-Fact”) as the true and lawful Attorney-In-Fact and agent of Contributor to act in the name, place and stead of such Contributor to take all steps deemed necessary or advisable to cause the Distributions to be made prior to the Closing and the obligations of KDCA and MAVAS to Darby Bank to be paid with a portion of such Distribution.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

Acquiror:

MHI Hospitality LP

814 Capitol Landing Road

Williamsburg, VA 23187

Attention: Mr. Andrew M. Sims

Fax No.: (757) 564-8801

Phone No.: (757) 229-5648

E-mail: drewsims@mhihotels.com

Notices to Contributors shall be sent to the addresses specified on Schedule 1

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties hereto, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributor or the Acquiror upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributor or the Acquiror of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Contributor or the Acquiror either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by the Acquiror or the Contributors without the prior approval of the other party hereto; provided, however, that the Acquiror may assign this entire agreement or a right to acquire all or any portion of the Assets to a direct or indirect subsidiary or affiliate of Acquiror without approval of the Contributors. This Agreement shall be binding upon, and inure to the benefit of, each Contributor, the Acquiror, and their respective legal representatives, successors, and permitted assigns.

5.5 Article Headings. Article headings and article and Section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date (including, without limitation, those covenants and agreements contained in Section 1.2 hereof) shall survive the Closing.

5.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Acquiror and the Contributors, each of the Acquiror and each Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other party hereto may reasonably require to consummate the transaction contemplated hereunder.

5.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.11 Attorneys’ Fees. Should a party hereto employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

5.12 Confidentiality. The Contributor acknowledges that the matters relating to the REIT, the initial underwritten public offering of the REIT, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the “Information”) are confidential in nature. Therefore, each Contributor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 5.12), without the Acquiror’s prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to a Contributor’s key employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 5.12. In the event that a Contributor or its key employees, legal counsel or financial advisors (collectively, the “Information Group”) are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquiror promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 5.12. In the event that no such protective order or other remedy is obtained, or that the Acquiror waives compliance with the terms of this Section 5.12, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. Each Contributor acknowledges that remedies at law may be inadequate to protect the Acquiror or the REIT against any actual or threatened breach of this Section 5.12, and, without prejudice to any other rights and remedies otherwise available, each Contributor agrees to the granting of injunctive relief in favor of the REIT and/or the Acquiror without proof of actual damages. Notwithstanding any other express or implied agreement to the contrary, the parties hereto agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).

[Signatures follow on next page]

The parties hereto have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

C

CONTRIBUTORS:

MAVAS LLC

By:	/s/ Mark V. Smith
Name:	Mark V. Smith
Title:	President

KDCA Partnership

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	President of the GP

ACQUIROR:

MHI Hospitality LP

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	CEO of the GP